Exhibit 10.3

BANK OF THE CAROLINAS

MANAGEMENT INCENTIVE COMPENSATION PLAN

2007 ANNUAL PLAN RULES

The 2007 Annual Plan Rules for the operation of the Management Incentive Compensation Plan shall be as described below. All capitalized terms used in these rules that are defined in the Plan shall have the same meanings as are assigned to them in the Plan. In the event that any of these rules are inconsistent with any term of the Plan, the Plan term will control.

A.	Participants

The employees of the Bank listed on Exhibit A are the Participants in the Plan for 2007.

B.	Maximum Potential Awards

Each Participant’s “Maximum Potential Award” under the Plan for 2007 is the dollar amount listed on Exhibit A and is the maximum incentive award that can be paid to that Participant under the Plan for 2007.

C.	Individual Performance Goals

Each Participant’s 2007 individual performance goals under the Plan are listed on Exhibit B.

D.	Calculation of Incentive Awards Payable to Participants

Each Participant’s incentive award for 2007 will be calculated as described below based on both (i) the extent to which his or her individual performance goals are met for the year and (ii) the amount of the Bank’s earnings for 2007, before taxes and before any deduction for the payment of incentive awards under the Plan (“Pre-tax, Pre-Incentive Income”).

1.	At the end of 2007, the Committee will determine the extent to which each Participant’s individual goals have been met. Subject to Paragraph D.2. below, each Participant will be eligible to receive a percentage (from 0.0% to 100.0%) of his or her Maximum Potential Award equal to the aggregate of the percentages listed on Exhibit B beside the descriptions of his or her individual goals that are met for 2007. To the extent that any such performance goal is not met for 2007, the Participant will not be eligible to receive the percentage of his or her Maximum Potential Award related to that goal.

2.	The amount of incentive award that may be paid to each Participant will be the “Applicable Percentage” (from 0.0% to 100.0%) of the amount calculated under Paragraph D.1. above based on the Bank’s 2007 Pre-tax, Pre-incentive Income as indicated on Exhibit C attached to these Plan Rules. No incentive award will be paid to Participants unless the Bank’s 2007 Pre-tax, Pre-incentive Income exceeds $3,800,000, and 100% of the amount calculated for each Participant under Paragraph D.1. above will be paid if the Bank's Pre-tax, Pre-incentive Income equals or exceeds $6,200,000.

E.	Incentive Award Amounts Subject to Approval by Board of Directors

The Committee will determine the amounts of incentive awards payable to Participants for 2007. However, as provided in the Plan, the amount of each Participant’s incentive award for 2007 shall be subject to the approval of the Board of Directors, based on the Committee’s recommendation, prior to payment, and the Board may, at its discretion, decline to pay, or reduce the amount of, an incentive award payable to any Participant for any reason satisfactory to it.

Exhibit A

Bank of the Carolinas

2007 MANAGEMENT INCENTIVE PLAN PARTICIPANTS

Employee	Title	Location	2007 Current Salary	Maximum Potential Award
				Percent of Current Salary	Dollar Amount
Senior Management Participants
Robert Marziano	CEO	Sr. Management Team	$280,000	35%	$98,000
Ed Jordan	Pres/COO	Sr. Management Team	$135,600	35%	$47,460
Eric Rhodes	CFO	Sr. Management Team	$106,700	35%	$37,345
Retail and Other Participants
Harry Hill	Commercial Loan Officer, Sr.	Mocksville/Davie Co.	$120,060	30%	$36,018

[Participants who are not named executive officers have been omitted.]

Exhibit B

2007 INDIVIDUAL PERFORMANCE GOALS

Senior Management Participants

Robert Marziano, Ed Jordan, Eric Rhodes

1.	Improve bank profitability with an ROAE (calculated before taxes and before deduction for payment of incentive awards under the Plan) of 9.50%	30%
2.	Maintain overall CAMEL rating of 2 or better	30%
3.	Control charge-offs to no more than 0.25% of average loans	20%
4.	Maintain a ratio of Non-performing Assets of no more than 1.0% of Average Assets	20%

Retail and Other Participants

Harry Hill

1.	Loan volume average per month $1,750,000	40%
2.	Past due loans by $ amount must average 1% or less	15%
3.	All exceptions must average at or below stated goals per month	15%
4.	Non-performing assets must average below 1% or less per month	15%
5.	Charge offs must be less than 0.25% for the year	15%

[Participants who are not named executive officers are omitted.]

Exhibit C

APPLICABLE PERCENTAGES FOR PARTICIPANTS

2007 Pre-tax, Pre-incentive Income	Applicable Percentage
$3,400,000 or below	0.0%
3,500,000	0.0%
3,600,000	0.0%
3,700,000	0.0%
3,800,000	4.0%
3,900,000	8.0%
4,000,000	12.0%
4,100,000	16.0%
4,200,000	20.0%
4,300,000	24.0%
4,400,000	28.0%
4,500,000	32.0%
4,600,000	36.0%
4,700,000	40.0%
4,800,000	44.0%
4,900,000	48.0%
5,000,000	52.0%
5,100,000	56.0%
5,200,000	60.0%
5,300,000	64.0%
5,400,000	68.0%
5,500,000	72.0%
5,600,000	76.0%
5,700,000	80.0%
5,800,000	84.0%
5,900,000	88.0%
6,000,000	92.0%
6,100,000	96.0%
6,200,000 and above	100.0%